UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 30, 2023 (March 28, 2023)

TRANSOCEAN LTD.

(Exact name of Registrant as specified in its charter)

Switzerland	001-38373	98-0599916
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

Turmstrasse 30
Steinhausen, Switzerland	CH-6312

(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: +41 (41) 749-0500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act
Title of each class	Trading Symbol	Name of each exchange on which registered:
Shares, CHF 0.10 par value	RIG	New York Stock Exchange
0.50% Exchangeable Senior Bonds due 2023	RIG/23	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 28, 2023, the Articles of Association of Transocean Ltd. the “Company”) were amended (as amended, the “Articles of Association”) to reflect changes in the Company’s total issued share capital resulting from the previous issuance of 681 Transocean Ltd. shares out of conditional capital in connection with the exercise of certain 0.50% exchangeable senior bonds due 2023 issued by Transocean Inc., a wholly-owned subsidiary of the Company, prior to their maturity on January 30, 2023. Following the amendments, the Articles of Association reflect a share capital of CHF 79,724,475.30 divided into 797,244,753 fully paid registered shares.

The foregoing description of the Articles of Association does not purport to be complete and is qualified in its entirety by reference to the full text of the Articles of Association, a copy of which is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description

3.1	Articles of Association of Transocean Ltd.
101	Interactive data files pursuant to Rule 405 of Regulation S-T formatted in Inline Extensible Business Reporting Language
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSOCEAN LTD.

Date: March 30, 2023	By:	/s/ Daniel Ro-Trock
Daniel Ro-Trock
Authorized Person